RUBIO’S RESTAURANTS, INC.
RESTRICTED STOCK UNITS AGREEMENT

Rubio’s Restaurants, Inc. has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an award (the “Award”) consisting of Restricted Stock Units (the “Units”) subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Rubio’s Restaurants, Inc. 2008 Equity Incentive Plan (the “Plan”), as amended to the Grant Date, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the Shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.           Definitions and Construction.

1.1           Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned in the Grant Notice or the Plan.

1.2           Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.           Administration.

All questions of interpretation concerning the Grant Notice, this Agreement and the Plan shall be determined by the Committee.  All determinations by the Committee shall be final and binding upon all persons having an interest in the Award as provided by the Plan.  Any officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

3.           The Award.

3.1           Grant of Units.  On the Grant Date, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Stock Units set forth in the Grant Notice, subject to adjustment as provided in Section 9.  Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share.

3.2           No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or as issued upon settlement of the Units, the consideration for which shall be past services actually rendered and/or future services to be rendered to the Company or an Affiliate or for its benefit.  Notwithstanding the foregoing, if required by applicable state corporate law, the Participant shall furnish consideration in the form of cash or past services rendered having a value not less than the par value of the Shares issued upon settlement of the Units.

4.           Vesting of Units.

The Units shall vest and become Vested Units as provided in the Grant Notice.

5.           Company Reacquisition Right.

5.1           Grant of Company Reacquisition Right.  Except to the extent otherwise provided in an employment agreement between the Company or an Affiliate and the Participant, in the event that the Participant’s service to the Company and its Affiliates terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).  Notwithstanding the foregoing, upon an Involuntary Termination of Participant’s employment within twelve (12) months following a Change of Control, all Unvested Units, as of the time of such termination, shall automatically vest in full on an accelerated basis so that the Unvested Units shall immediately become Vested Units.

5.2           Definitions.  For purposes of this Agreement,

 (a)           “Cause” shall mean Participant’s: (i) acts of theft, embezzlement, fraud, material dishonesty or misappropriation of any of the Company’s (or a surviving entity’s following a Change of Control) property, or conviction for, or the entry of a plea of guilty or nolo contendere to, any felony, or to any other crime involving dishonesty, moral turpitude, fraud or embezzlement; (ii) breach of Company’s [insert title of Nondisclosure or Confidentiality Agreement], which shall not be subject to any cure; (iii) breach of any material provision of any written agreement between Participant and the Company (or the surviving entity following a Change of Control), other than a breach as described in subsection (ii) above, and failure of Participant to cure such beach, if susceptible to cure, within ten (10) days following Participant’s receipt of written notice of such breach; (iv) failure or refusal to perform, or material negligence in the performance of, duties to the Company (or the surviving entity following a Change of Control), or refusal or failure to follow or carry out any reasonable direction of the board of directors of the Company (or of the applicable supervisory personnel of the surviving entity following a Change of Control), which failure or refusal, if susceptible to cure, remains uncured or continues or recurs after ten (10) days following Participant’s receipt of written notice specifying the nature of such failure or refusal; (v) inability to perform the essential functions of Participant’s position, with or without reasonable accommodation, due to a mental or physical disability; or (vi)  death.

  (b)           a “Change of Control” shall mean the occurrence of any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company’s assets to any “person” (as such term is used in Section 13(d) of the Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any person or group of persons becoming the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities; (iii) a merger, consolidation or other transaction of the Company with or into any other corporation, entity or person, other than a transaction in which the holders of at least 50% of the shares of capital stock of the Company outstanding immediately prior thereto continue to hold (either by voting securities remaining outstanding or by their being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such transaction; or (iv) a contest for the election or removal of members of the Board of Directors of the Company that results in the removal from the Board of at least 50% of the incumbent members of the Board.

  (c)           “Good Reason” shall mean Participant’s resignation within sixty (60) days after the occurrence of any of the following events without Participant’s consent: (i) a material reduction in the aggregate level of Participant’s base salary and incentive compensation opportunity (other than Company-wide reductions or reductions generally applicable to positions of comparable management authority within the surviving entity following a Change of Control); (ii) a material reduction of Participant’s duties, responsibilities and requirements so that Participant’s duties are no longer consistent with Participant’s position immediately prior to a Change of Control; or (iii) relocation of Participant’s primary place of employment by the Company (or the surviving entity following a Change of Control) to a facility or location more than fifty (50) miles from Participant’s primary place of employment immediately prior to the Change of Control.

  (d)           “Involuntary Termination” shall mean (i) the termination of Participant’s employment by the Company (or the surviving entity following a Change of Control) for reasons other than for Cause or (ii) Participant’s resignation for Good Reason, as those terms are defined herein.

5.3           Dividends, Distributions and Adjustments.  Upon the occurrence of a dividend or distribution to the stockholders of the Company paid in Shares or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 14 of the Plan, any and all new, substituted or additional securities or other property (other than regular, periodic dividends paid on Shares pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the dividend, distribution or adjustment, as the case may be.

6.           Settlement of the Award.

6.1           Issuance of Shares of Stock.  Subject to the provisions of Sections 6.3 and 6.4 below, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) Share.  Shares issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.4, Section 7 or the Company’s Insider Trading Policy.

6.2           Beneficial Ownership of Shares; Certificate Registration.   The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all Shares acquired by the Participant pursuant to the settlement of the Award.  Except as provided by the preceding sentence, a certificate for the Shares as to which the Award is settled shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3           Postponement of Settlement Date.  Notwithstanding the provisions set forth in Section 6.1, in the event that a Settlement Date would occur on a date on which a sale by the Participant of the Shares to be issued in settlement of the Units on such Settlement Date would violate the Insider Trading Policy of the Company, such Settlement Date shall be postponed until the first to occur of (a) the next business day on which a sale by the Participant of such Shares would not violate the Insider Trading Policy; and (b) March 15th of the calendar year following the calendar year in which the Vesting Date occurred.

6.4           Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.5           Fractional Shares.  The Company shall not be required to issue fractional Shares upon the settlement of the Award.

7.           Tax Withholding.

7.1           In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by the Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Company (or its Affiliates), if any, which arise in connection with the Award, the vesting of Units or the issuance of Shares in settlement thereof.  The Company shall have no obligation to deliver Shares until such tax withholding obligations have been satisfied by the Participant.

7.2           Assignment of Sale Proceeds; Payment of Tax Withholding by Check.  Subject to compliance with applicable law and the Company’s Insider Trading Policy, the Company may permit the Participant to satisfy the tax withholding obligations in accordance with procedures established by the Company providing for either (i) delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Units, or (ii) payment by check.  The Participant shall deliver written notice of any such permitted election to the Company on a form specified by the Company for this purpose at least thirty (30) days (or such other period established by the Company) prior to such Settlement Date.  If the Participant elects payment by check, the Participant agrees to deliver a check for the full amount of the required tax withholding to the Company (or its Affiliates, if applicable) on or before the third business day following the Settlement Date.  If the Participant elects to payment by check but fails to make such payment as required by the preceding sentence, the Company is hereby authorized, at its discretion, to satisfy the tax withholding obligations through any means authorized by this Section 7, including by directing a sale for the account of the Participant of some or all of the Shares being acquired upon settlement of Units from which the required taxes shall be withheld, by withholding from payroll and any other amounts payable to the Participant or by withholding Shares in accordance with Section 7.3.

7.3           Withholding in Shares.  The Company may require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

8.           Effect of Change of Control on Award.

In the event of a Change of Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue the Company’s rights and obligations with respect to all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock.  For purposes of this Section, a Unit shall be deemed assumed if, following the Change of Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change of Control was entitled; provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Shares pursuant to the Change of Control.  Any Units or portion thereof which is neither assumed nor continued by the Acquiror in connection with the Change of Control shall vest and be treated as a Vested Unit contingent upon the consummation of the Change of Control.

9.           Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and, to the extent applicable, the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Shares effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Shares (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of Shares to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

10.           Rights as a Stockholder or Employee.

  The Participant shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of a certificate for such Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 9.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an Affiliate and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Company or an Affiliate or interfere in any way with any right of the Company or an Affiliate to terminate the Participant’s service at any time.

11.           Legends.

  The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing Shares issued pursuant to this Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

12.         Miscellaneous Provisions.

12.1           Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however that no such termination or amendment may adversely affect the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A of the Code.  No amendment or addition to this Agreement shall be effective unless in writing.

12.2           Nontransferability of the Award.  Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

12.3           Further Instruments.  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

12.4           Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

12.5           Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company or an Affiliate, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature to the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

  (a)           Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

  (b)           Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 12.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and Grant Notice, as described in Section 12.5(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 12.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 12.5(a).

12.6           Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and a the Company or an Affiliate referring to the Award, shall constitute the entire understanding and agreement of the Participant and the Company or an Affiliate with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the  Company and its Affiliate with respect to such subject matter other than those as set forth or provided for herein or therein.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

12.7           Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

12.8           Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.